Exhibit 4.1

ANNEX A
FORM OF AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION

[Hancock Horizon Core Bond Fund]
[Hancock Horizon Growth Fund]
[Hancock Horizon Value Fund]

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this ____ day of _____________, by and among (i)[Federated Total Return Series, Inc., a Maryland corporation] [Federated Equity Funds, a Massachusetts business trust] [Federated MDT Stock Trust, a Massachusetts business trust], with its principal place of business at 4000 Ericsson Drive, Warrendale, PA 15086-7561 (the “Surviving Fund Registrant”), on behalf of its series, [Federated Total Return Bond Fund (the “Surviving Fund”)] [Federated Kaufmann Large Cap Fund (the “Surviving Fund”)] [Federated MDT Stock Trust (the “Surviving Fund”)], (ii)The Advisors’ Inner Circle Fund II, a Massachusetts business trust, with its principal place of business at One Freedom Valley Drive, Oaks, Pennsylvania 19456 (the “Reorganizing Fund Registrant”), on behalf of [Hancock Horizon Core Bond Fund (“Reorganizing Fund”] [Hancock Horizon Growth Fund (“Reorganizing Fund”)] [Hancock Horizon Value Fund (“Reorganizing Fund”)] and, collectively with the Surviving Fund, the “Funds”), and (iii) for the purposes of paragraphs 1.3, 3.3, 3.5, and 4.3 and Articles VI, IX, XII, and XIII hereof only, Whitney Bank, a Mississippi state chartered bank, with its principal place of business at 2510 14th Street, 3rd Floor, Gulfport , Mississippi 39502. Other than the [Funds] [Reorganizing Fund], no other series of [either the Surviving Fund Registrant or the Reorganizing Fund Registrant] [the Reorganizing Fund Registrant] are parties to this Agreement.

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder. The reorganization will consist of: (i) the transfer of all or substantially all of the assets of the Reorganizing Fund (which offers Investor Class Shares, Class C Shares and Institutional Class Shares) (the “Reorganizing Fund Shares”) in exchange solely for shares [(Service Shares, Class A Shares, and Institutional Shares, respectively)], no par value per share, of the Surviving Fund (“Surviving Fund Shares”); (ii) the distribution of the Surviving Fund Shares [(Service Shares, Class A Shares and Institutional Shares)] to the holders of the outstanding shares of the Reorganizing Fund (Investor Class Shares, Class C Shares and Institutional Class Shares, respectively), and (iii) the liquidation, dissolution and termination of the Reorganizing Fund as provided herein, all upon the terms and conditions set forth in this Agreement (the “Reorganization”).

WHEREAS, [the Surviving Fund and] the Reorganizing Fund [is a][are] separate series of the [Surviving Fund Registrant] and the Reorganizing Fund Registrant, [respectively], the Surviving Fund [Registrant] and Reorganizing Fund Registrant are open-end, registered management investment companies, and the Reorganizing Fund owns securities that generally are assets of the character in which the Surviving Fund is permitted to invest;

WHEREAS, [the Funds] [the Reorganizing Fund and Surviving Fund] are authorized to issue their shares of beneficial interests [and stock, respectively];

WHEREAS, the Trustees of the Reorganizing Fund Registrant have determined that the Reorganization, with respect to the Reorganizing Fund, is in the best interests of the Reorganizing Fund;

WHEREAS, the [Directors] [Trustees] of the Surviving Fund [Registrant] have determined that the Reorganization, with respect to the Surviving Fund, is in the best interests of the Surviving Fund;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I

TRANSFER OF ASSETS OF THE REORGANIZING FUND IN EXCHANGE FOR SURVIVING FUND SHARES AND LIQUIDATION AND DISSOLUTION OF THE REORGANIZING FUND

1.1       THE EXCHANGE. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Reorganizing Fund agrees to transfer all or substantially all of its assets, as set forth in paragraph 1.2, to the Surviving Fund. In exchange, the Surviving Fund agrees to deliver to the Reorganizing Fund the number of full and fractional shares of each class of Surviving Fund Shares determined by multiplying (a)  the outstanding shares of each class of the Reorganizing Fund Shares by (b) the ratio computed by dividing (x) the net asset value (“NAV”) per share of such class of the Reorganizing Fund Shares computed in the manner as of the time and date set forth in paragraph 2.2 by (y) the NAV per share of the corresponding class of Surviving Fund Shares computed in the manner and as of the time and date set forth in paragraph 2.2. Holders of the Reorganizing Fund Shares will receive the corresponding class of Surviving Fund Shares in exchange for their Reorganizing Fund Shares. Such transactions shall take place at the closing on the Closing Date provided for in paragraph 3.1.

1.2       ASSETS TO BE ACQUIRED. The assets of the Reorganizing Fund to be acquired by the Surviving Fund shall consist of property having a value equal to the total net assets of the Reorganizing Fund, including, without limitation, all cash, securities, commodities, interests in futures, dividends or interest receivable, and other assets (except as provided in the next sentence), owned by the Reorganizing Fund as of the Closing Date. The assets to be acquired by the Surviving Fund shall not include any deferred or prepaid expenses shown as an asset on the books of the Reorganizing Fund on the Closing Date, to the extent that they do not have continuing value to the Surviving Fund.

1.3       LIABILITIES TO BE DISCHARGED AND ASSUMED. The Reorganizing Fund will discharge all of its known liabilities and known obligations prior to or as of the Closing Date. Whitney Bank agrees to assume all liabilities of the Reorganizing Fund of any nature whatsoever, whether absolute or contingent, known or unknown, accrued or unaccrued, that are not discharged (or for which provision for payment has not been made) by the Reorganizing Fund pursuant to this paragraph 1.3 to the extent that such liabilities relate to periods prior to the Confirmation of the Closing (as defined in paragraph 3.3). For the avoidance of doubt, the Surviving Fund shall not assume any liabilities or obligations of the Reorganizing Fund in connection with the Reorganization.

1.4       LIQUIDATION AND DISTRIBUTION. On or as soon after the Closing Date as is conveniently practicable: (a) the Reorganizing Fund will distribute in complete liquidation of the Reorganizing Fund, pro rata to its shareholders of record, determined as of the close of business on the Closing Date (the “Reorganizing Fund Shareholders”), all of the Surviving Fund Shares received by the Reorganizing Fund pursuant to paragraph 1.1; and (b) the Reorganizing Fund will thereupon proceed to dissolve and terminate as set forth in paragraph 1.8 below. Such distribution will be accomplished by the transfer of Surviving Fund Shares credited to the account of the Reorganizing Fund on the books of the Surviving Fund to open accounts on the share records of the Surviving Fund in the name of the Reorganizing Fund Shareholders, and representing the respective pro rata number of Surviving Fund Shares due such shareholders. All issued and outstanding Reorganizing Fund Shares will simultaneously be canceled on the books of the Reorganizing Fund. The Surviving Fund shall not issue certificates representing Surviving Fund Shares in connection with such transfer. After the Closing Date, the Reorganizing Fund shall not conduct any business except in connection with the settlement of any securities transactions effected before, but not settled by, the Closing Date and its liquidation, dissolution and termination.

1.5       OWNERSHIP OF SHARES. Ownership of Surviving Fund Shares will be shown on the books of the Surviving Fund’s transfer agent. Surviving Fund Shares will be issued simultaneously to the Reorganizing Fund, in an amount equal in value to the aggregate NAV of the Reorganizing Fund Shares computed in the manner set forth in paragraph 2.2, to be distributed to Reorganizing Fund Shareholders.

1.6       TRANSFER TAXES. Any transfer taxes payable upon the issuance of Surviving Fund Shares in a name other than the registered holder of the Reorganizing Fund Shares on the books of the Reorganizing Fund as of that time, as a condition of such issuance and transfer, shall be paid by the person to whom such Surviving Fund Shares are to be issued and transferred.

1.7       REPORTING RESPONSIBILITY. Any reporting responsibility of the Reorganizing Fund is and shall remain the responsibility of the Reorganizing Fund except as otherwise agreed to in writing by the parties.

1.8       TERMINATION. The Reorganizing Fund shall be liquidated, dissolved and terminated as soon as conveniently practicable following the Closing Date and the making of all distributions pursuant to paragraph 1.4 and completing all of its regulatory obligations and filings.

1.9       BOOKS AND RECORDS. All books and records of the Reorganizing Fund, including all books and records required to be maintained under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, shall be available to the Surviving Fund from and after the Closing Date and shall be turned over to the Surviving Fund as soon as practicable following the Closing Date.

1.10       OTHER REORGANIZATION-SPECIFIC ITEMS.

In connection with the Reorganization, any minimum investment amounts applicable to initial investments in the Surviving Fund Shares shall be waived with respect to the Reorganizing Fund Shareholder’s initial receipt of Surviving Fund Shares as part of the Reorganization.

[With respect to the Class A Shares of the Surviving Fund (“Relevant Surviving Fund Shares”) to be acquired by shareholders of the Reorganizing Fund’s Investor Class Shares and Class C Shares, in connection with the Reorganization, such a Reorganizing Fund Shareholder will initially acquire Relevant Surviving Fund Shares pursuant to the terms of this Agreement at NAV. With respect to subsequent purchases of Relevant Surviving Fund Shares in the future, such future purchases of Relevant Surviving Fund Shares would be at NAV so long as: (1) such Reorganizing Fund Shareholder’s account opened on the books and records of the Surviving Fund as part of the Reorganization remains open and is held directly with the Surviving Fund’s Transfer Agent (and not through an intermediary) or (2) such future purchase otherwise qualifies for a sales load exception pursuant to the terms of the Surviving Fund’s prospectus (such as, for example, that the shares are purchased through a program offered by a financial intermediary that provides for the purchase of shares without imposition of a sales charge and where the financial intermediary has agreed not to receive a dealer reallowance on purchases under the program).

Any privileges granted to any Reorganizing Fund Shareholder in connection with the Reorganization shall apply only with respect to the account of such Reorganizing Fund Shareholder opened on the books and records of the Surviving Fund as part of the Reorganization, and not to any existing account with the Surviving Fund or any other fund within the Federated Family of Funds or, unless otherwise specifically indicated herein, any other account opened by or on behalf of any Reorganizing Fund Shareholder with the Surviving Fund or any other fund within the Federated Family of Funds.]

ARTICLE II

VALUATION

2.1       VALUATION OF ASSETS. The value of the Reorganizing Fund’s assets to be acquired by the Surviving Fund hereunder shall be the value of such assets computed as of the closing on the Closing Date, after the declaration and payment of any dividends and/or other distributions on that date, using the valuation procedures set forth in the Surviving Fund [Registrant’s] [Articles of Incorporation] [Declaration of Trust] and the Surviving Fund’s then current prospectus and statement of additional information or such other valuation procedures as shall be mutually agreed upon by the parties (and approved by the respective Boards of Directors/Trustees (“Board”) of the [Surviving Fund] [Surviving Fund Registrant] and Reorganizing Fund Registrant).

2.2       VALUATION OF SHARES. The NAV per share of each class of Reorganizing Fund Shares and Surviving Fund Shares shall be the NAV per share of such class of Reorganizing Fund Shares and Surviving Fund Shares, respectively, computed as of the closing on the Closing Date, using the valuation procedures set forth in the Surviving Fund [Registrant’s] [Articles of Incorporation] [Declaration of Trust] and the Surviving Fund’s then current prospectus and statement of additional information, or such other valuation procedures as shall be mutually agreed upon by the parties (and approved by their respective Boards).

2.3       SHARES TO BE ISSUED. The number of shares of each class of Surviving Fund Shares to be issued (including fractional shares, if any) in exchange for the Reorganizing Fund’s assets to be acquired by the Surviving Fund pursuant to this Agreement shall be determined in accordance with paragraph 1.1.

2.4       DETERMINATION OF VALUE. All computations of value shall be made by State Street Bank and Trust Company, on behalf of the Surviving Fund and the Reorganizing Fund. The Reorganizing Fund Registrant and the Surviving Fund [Surviving Fund Registrant] agree to use commercially reasonable efforts to cause their respective administrators and investment advisers to work together to resolve before the Closing Date any material pricing differences identified between the prices of the portfolio assets of the Reorganizing Fund determined using the Surviving Fund’s valuation procedures as compared to the prices of the same portfolio assets determined using the Reorganizing Fund’s valuation procedures.

ARTICLE III

CLOSING AND CLOSING DATE

3.1       CLOSING DATE. The closing shall occur on or about January 27, 2017, or such other date(s) as the parties may agree to in writing (the “Closing Date”). All acts taking place at the closing shall be deemed to take place simultaneously at 4:00 p.m. Eastern Time on the Closing Date unless otherwise provided herein. The closing shall be held at the offices of Federated Services Company, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779, or at such other time and/or place as the parties may agree. The closing may be held in person, by facsimile, email or other communication means as the parties may agree.

3.2       TRANSFER OF ASSETS. As of the Closing Date, the Reorganizing Fund shall deliver or cause to be delivered the portfolio assets of the Reorganizing Fund to the Surviving Fund’s custodian (the “Surviving Fund Custodian”) for the account of the Surviving Fund, such portfolio securities to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio assets held in the U.S. Treasury Department’s book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the Surviving Fund Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the 1940 Act, and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of “State Street Bank and Trust Company, for the benefit of the [Name of Surviving Fund].” If the Reorganizing Fund is unable to make such delivery as of the Closing Date in the manner contemplated by this paragraph for the reason that any of such securities or other assets purchased prior to the Closing Date have not yet been delivered to the Reorganizing Fund or its broker, then the Surviving Fund will waive the delivery requirements of this paragraph with respect to said undelivered securities or other assets if the Reorganizing Fund has, by or on the Closing Date, delivered to the Surviving Fund or the Surviving Fund Custodian executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by the Surviving Fund or the Surviving Fund Custodian, such as brokers’ confirmation slips. The transfer of the portfolio assets of the Reorganizing Fund to the Surviving Fund shall take place beginning from and after the closing over the weekend immediately following the Closing Date, and shall be deemed to have been completed as of the closing upon receipt of the certificates contemplated in paragraph 3.3 below.

3.3       CUSTODIANS’ CERTIFICATES. Whitney Bank, as custodian for the Reorganizing Fund (the “Reorganizing Fund Custodian”), shall deliver to the Surviving Fund and the Reorganizing Fund as of the closing a certificate of an authorized officer of the Reorganizing Fund Custodian stating that: (a) the Reorganizing Fund’s portfolio securities, cash, and any other assets have been delivered in proper form to the Surviving Fund as of the Closing Date; and (b) all necessary taxes including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Reorganizing Fund. The Surviving Fund Custodian shall deliver to the Reorganizing Fund and the Surviving Fund, as of the closing, a certificate of an authorized officer of the Surviving Fund Custodian stating that the Reorganizing Fund’s portfolio securities, cash, and any other assets, have been received in proper form by the Surviving Fund as of the Closing Date (“Confirmation of the Closing”), subject to such portfolio securities, cash, and any other assets being received in proper form.

3.4       EFFECT OF SUSPENSION IN TRADING. In the event that on the scheduled Closing Date, either: (a) the New York Stock Exchange (“NYSE”) or another primary exchange on which the portfolio securities of the Surviving Fund or the Reorganizing Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Surviving Fund or the Reorganizing Fund is impracticable, the Closing Date shall be postponed until the first Friday that is a business day after the day when trading is fully resumed and reporting is restored that is mutually acceptable to the parties.

3.5       TRANSFER AGENT’S CERTIFICATE. Whitney Bank, as transfer agent for the Reorganizing Fund as of the Closing Date, shall deliver at the closing a certificate of an authorized officer stating that its records contain the names and addresses of Reorganizing Fund Shareholders, and the number and percentage ownership of outstanding Reorganizing Fund Shares owned by each such shareholder immediately prior to the closing. The Surviving Fund shall issue and deliver, or cause, State Street Bank and Trust Company, its transfer agent, to issue and deliver, a confirmation evidencing Surviving Fund Shares to be credited on the Closing Date to the Secretary of the Reorganizing Fund Registrant or provide evidence satisfactory to the Reorganizing Fund that the Surviving Fund Shares have been credited to the Reorganizing Fund’s account on the books of the Surviving Fund. At the closing, each party shall deliver to the other such bills of sale, checks, assignments, treasurer, chief financial officer, president/vice president, secretary or other officer certificates, custodian and transfer agent instructions and certificates, tax opinions, receipts and other instruments or documents, if any, as such other party or its counsel, may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1       REPRESENTATIONS OF THE REORGANIZING FUND. The Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, represents and warrants to the Surviving Fund [Registrant, on behalf of the Surviving Fund], as follows:

a)	The Reorganizing Fund is a legally designated, separate series of a voluntary association (commonly known as a “business trust”) duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

b)       The Reorganizing Fund Registrant is registered as an open-end management investment company under the 1940 Act, the Reorganizing Fund Registrant’s registration with the Securities and Exchange Commission (the “Commission”) as an investment company under the 1940 Act is in full force and effect, and the Reorganizing Fund Shares are registered under the Securities Act of 1933, as amended (“1933 Act”), and such registration has not been revoked or rescinded and is in full force and effect.

c)	The current prospectus and statement of additional information of the Reorganizing Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act, and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make such statements therein, in light of the circumstances under which they were made, not misleading.
d)	The Reorganizing Fund is not in violation of, and assuming shareholder approval of the Reorganization is obtained, the execution, delivery, and performance of this Agreement will not result in the violation of, any provision of the Reorganizing Fund Registrant’s Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Reorganizing Fund is a party or by which the Reorganizing Fund is bound.
e)	The Reorganizing Fund has no material contracts or other commitments (other than this Agreement) that, to the Reorganizing Fund’s knowledge, will be terminated with liability to it before the Closing Date, except for liabilities, if any, to be discharged as provided in paragraph 1.3 hereof.
f)	Except as otherwise disclosed in writing to the Surviving Fund, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Reorganizing Fund or any of its properties or assets. The Reorganizing Fund, without any special investigation or inquiry, knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.
g)	The audited financial statements of the Reorganizing Fund as of January 31, 2016, and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Surviving Fund) fairly reflect in all material respects the financial condition of the Reorganizing Fund as of such date, and there are no known contingent liabilities of the Reorganizing Fund as of such date that are not disclosed in such statements.
h)	The unaudited financial statements of the Reorganizing Fund as of July 31, 2016, and for the six months then ended (along with the audited financial statements of the Reorganizing Fund as of January 31, 2016, the “Reorganizing Fund Financial Statements”) have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Surviving Fund) fairly reflect in all material respects the financial condition of the Reorganizing Fund as of such date, and there are no known contingent liabilities of the Reorganizing Fund as of such date that are not disclosed in such statements. The Reorganizing Fund has provided the Surviving Fund with the Reorganizing Fund Financial Statements, which contain a list of all of the Reorganizing Fund’s assets as of the date of such statements. The Reorganizing Fund hereby represents that as of the date of the execution of this Agreement, there have been no changes in its financial position as reflected in such financial statements other than those occurring in the ordinary course of business in connection with the purchase and sale of securities, the issuance and redemption of Reorganizing Fund Shares and the payment of normal operating expenses, dividends and capital gains distributions.
i)	Since the date of the financial statements referred to in sub-paragraph (h) above, there have been no material adverse changes in the Reorganizing Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Reorganizing Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to the Surviving Fund. For the purposes of this sub-paragraph (i), a decline in the NAV of the Reorganizing Fund shall not constitute a material adverse change.
j)	As of the date hereof, except as previously disclosed to the Surviving Fund in writing, and except as have been corrected as required by applicable law, and to the best of the Reorganizing Fund’s knowledge, there have been no material miscalculations of the NAV of the Reorganizing Fund or the NAV per share of any class of Reorganizing Fund Shares during the twelve-month period preceding the date hereof and preceding the Closing Date, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.
k)	The minute books and other similar records of the Reorganizing Fund as made available to the Surviving Fund prior to the execution of this Agreement contain a true and complete record of all material actions taken at all meetings and by all written consents in lieu of meetings of the shareholders of the Reorganizing Fund, the Reorganizing Fund’s Board and committees of the Reorganizing Fund’s Board. The stock transfer ledgers and other similar records of the Reorganizing Fund as made available to the Surviving Fund prior to the execution of this Agreement, and as existing on the Closing Date, accurately reflect all material record transfers prior to the execution of this Agreement, or the Closing Date, as applicable, in the Reorganizing Fund Shares.
l)	The Reorganizing Fund has maintained, or caused to be maintained on its behalf, all books and records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder in all material respects.
m)	All federal and other tax returns and reports of the Reorganizing Fund required by law to be filed (taking into account permitted extensions for filing) have been timely filed and are complete and correct in all material respects, and all federal and other taxes (whether or not shown as due on such returns and reports) have been paid, or provision shall have been made for the payment thereof. To the best of the Reorganizing Fund’s knowledge, no such return is currently under audit, and no assessment has been asserted or proposed with respect to such returns.
n)	All issued and outstanding Reorganizing Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable (except as described in the Registration Statement) by the Reorganizing Fund. All of the issued and outstanding Reorganizing Fund Shares will, at the time of the closing, be held by the persons and in the amounts set forth in the records of the Reorganizing Fund’s transfer agent as provided in paragraph 3.4. The Reorganizing Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any of the Reorganizing Fund Shares, and has no outstanding securities convertible into any of the Reorganizing Fund Shares.
o)	At the closing, the Reorganizing Fund will have good and marketable title to the Reorganizing Fund’s assets to be transferred to the Surviving Fund pursuant to paragraph 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder, free of any lien or other encumbrance, except those liens or encumbrances to which the Surviving Fund has received notice, and, upon delivery and payment for such assets, and the filing of any articles, certificates or other documents under the laws of the Commonwealth of Massachusetts, the Surviving Fund will acquire good and marketable title, subject to no restrictions on the full transfer of such assets, other than such restrictions as might arise under the 1933 Act, and other than as disclosed to the Surviving Fund.
p)	The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Reorganizing Fund other than shareholder approval as required by paragraph 5.8 hereof. Subject to such shareholder approval and due authorization, execution and delivery of this Agreement by the other parties to this Agreement, this Agreement constitutes a valid and binding obligation of the Reorganizing Fund, enforceable in accordance with its terms against the Reorganizing Fund, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.
q)	The information to be furnished by the Reorganizing Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.
r)	From the effective date of the Registration Statement (as defined in paragraph 5.6), through the time of the meeting of the Reorganizing Fund Shareholders and on the Closing Date, any written information furnished by the Reorganizing Fund Registrant with respect to the Reorganizing Fund for use in the Proxy Materials (as defined in paragraph 5.6), or any other materials provided in connection with the Reorganization, including specific written responses to due diligence questions provided in connection with the Surviving Fund’s Board meeting to approve this Agreement, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
s)	The Reorganizing Fund has qualified and elected to be treated as a “regulated investment company” under the Code (a “RIC”), as of and since its first taxable year; and qualifies and will continue to qualify as a RIC under the Code for its taxable year ending upon the Closing Date.
t)	No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act or Massachusetts law for the execution of this Agreement by the Reorganizing Fund Registrant, for itself and on behalf of the Reorganizing Fund, or the performance of the Agreement by the Reorganizing Fund Registrant, for itself and on behalf of the Reorganizing Fund, except, in each case, for (i) the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under Massachusetts law, (ii) such other consents, approvals, authorizations and filings as have been made or received, and (iii) such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date, it being understood, however, that this Agreement and the transactions contemplated herein must be approved by the shareholders of the Reorganizing Fund as described in paragraph 5.8.
u)	The Reorganizing Fund, and the Reorganizing Fund Registrant with respect to the Reorganizing Fund, has been and is in compliance in all material respects with the investment policies and restrictions set forth in its registration statement currently in effect. The value of the net assets of the Reorganizing Fund has been and is being determined using portfolio valuation methods that comply in all material respects with the methods described in its registration statement and the requirements of the 1940 Act. There are no legal or governmental actions, investigations, inquiries, or proceedings pending or, to the knowledge of the Reorganizing Fund, threatened against the Reorganizing Fund, or the Reorganizing Fund Registrant with respect to the Reorganizing Fund, that would question the right, power or capacity of (a) the Reorganizing Fund to conduct its business as conducted now or at any time in the past, or (b) the Reorganizing Fund Registrant’s ability to enter into this Agreement on behalf of the Reorganizing Fund or the Reorganizing Fund’s ability to consummate the transactions contemplated by this Agreement.
v)	The Reorganizing Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

4.2       REPRESENTATIONS OF THE SURVIVING FUND. The Surviving Fund [Registrant, on behalf of the Surviving Fund], represents and warrants to the Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, as follows:

a)	The Surviving Fund is a [legally designated, separate series of a corporation] [voluntary association (commonly known as a “business trust”)] duly organized and validly existing under the laws of the [State of Maryland] [Commonwealth of Massachusetts].
b)	The Surviving [Fund] [Fund Registrant] is registered as an open-end management investment company under the 1940 Act, the Surviving [Fund’s] [Fund Registrant’s] registration with the Commission as an investment company under the 1940 Act is in full force and effect, and the Surviving Fund Shares are registered under the 1933 Act and such registration has not been revoked or rescinded and is in full force and effect.
c)	The current prospectus and statement of additional information of the Surviving Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make such statements therein, in light of the circumstances under which they were made, not misleading.
d)	The Surviving Fund is not in violation of, and the execution, delivery and performance of this Agreement will not, result in a violation of, any provision of the [Surviving Fund] [Surviving Fund Registrant’s] [Articles of Incorporation] [Declaration of Trust] or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Surviving Fund is a party or by which it is bound.
e)	Except as otherwise disclosed in writing to the Reorganizing Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Surviving Fund or any of its properties or assets. The Surviving Fund, without any special investigation or inquiry, knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.
f)	The audited financial statements of the Surviving Fund as of [November 30, 2015] [October 31, 2015] and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Reorganizing Fund) fairly reflect in all material respects the financial condition of the Surviving Fund as of such date, and there are no known contingent liabilities of the Surviving Fund as of such date that are not disclosed in such statements.
g)	The unaudited financial statements of the Surviving Fund as of [May 31, 2016] [April 30, 2016], and for the six months then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Reorganizing Fund) fairly reflect in all material respects the financial condition of the Surviving Fund as of such date, and there are no known contingent liabilities of the Surviving Fund as of such date that are not disclosed in such statements.
h)	Since the date of the financial statements referred to in sub-paragraph (g) above, there have been no material adverse changes in the Surviving Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Surviving Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to the Reorganizing Fund. For the purposes of this sub-paragraph (h), a decline in the NAV of the Surviving Fund shall not constitute a material adverse change.
i)	All federal and other tax returns and reports of the Surviving Fund required by law to be filed (taking into account permitted extensions for filing) have been timely filed and are complete and correct in all material respects, and all federal and other taxes (whether or not shown as due on such returns and reports) have been paid, or provision shall have been made for the payment thereof. To the best of the Surviving Fund’s knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.
j)	All issued and outstanding Surviving Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable by the Surviving Fund (except as described in the Registration Statement). The Surviving Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any Surviving Fund Shares, and there are no outstanding securities convertible into any Surviving Fund Shares.
k)	The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Surviving Fund. Subject to the due authorization, execution and delivery of this Agreement by the other parties to this Agreement, this Agreement constitutes a valid and binding obligation of the Surviving Fund, enforceable in accordance with its terms against the Surviving Fund, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.
l)	Surviving Fund Shares to be issued and delivered to the Reorganizing Fund for the account of the Reorganizing Fund Shareholders pursuant to the terms of this Agreement will, as of the closing, have been duly authorized. When so issued and delivered, such shares will be duly and validly issued Surviving Fund Shares, and will be fully paid and non-assessable.
m)	The information to be furnished by the Surviving Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.
n)	From the effective date of the Registration Statement (as defined in paragraph 5.6), through the time of the meeting of the Reorganizing Fund Shareholders and on the Closing Date, any written information furnished by the [Surviving Fund] [Surviving Fund Registrant] with respect to the Surviving Fund for use in the Proxy Materials (as defined in paragraph 5.6), or any other materials provided in connection with the Reorganization, including specific written responses to due diligence questions provided in connection with the meeting of the Reorganizing Fund’s Board meeting to approve this Agreement, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
o)	The Surviving Fund has qualified and elected to be treated as a RIC under the Code as of and since its first taxable year; and qualifies and shall continue to qualify as a RIC under the Code for its current taxable year.
p)	No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or [Maryland] [Massachusetts] law for the execution of this Agreement by the [Surviving Fund] [Surviving Fund Registrant], for itself and on behalf of the Surviving Fund, or the performance of the Agreement by the [Surviving Fund] [Surviving Fund Registrant], for itself and on behalf of the Surviving Fund, except, in each case, for (i) the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under [Maryland] [Massachusetts] law, (ii) such other consents, approvals, authorizations and filings as have been made or received, and (iii) such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.
q)	The Surviving Fund, [and the Surviving Fund Registrant with respect to the Surviving Fund], has been and is in compliance in all material respects with the investment policies and restrictions set forth in its registration statement currently in effect. The value of the net assets of the Surviving Fund has been and is being determined using portfolio valuation methods that comply in all material respects with the methods described in its registration statement and the requirements of the 1940 Act. There are no legal or governmental actions, investigations, inquiries, or proceedings pending or, to the knowledge of the Surviving Fund, threatened against the Surviving Fund, [or the Surviving Fund Registrant with respect to the Surviving Fund], that would question the right, power or capacity of (a) the Surviving Fund to conduct its business as conducted now or at any time in the past, or [(b) the Surviving Fund’s ability to consummate the transactions contemplated by this Agreement.] [(b) the Surviving Fund Registrant’s ability to enter into this Agreement on behalf of the Surviving Fund or the Surviving Fund’s ability to consummate the transactions contemplated by this Agreement.]
r)	The Surviving Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.
s)	The Surviving Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.
t)	As of the date hereof, except as previously disclosed to the Reorganizing Fund in writing, and except as have been corrected as required by applicable law, and to the best of the Surviving Fund’s knowledge, there have been no material miscalculations of the NAV of the Surviving Fund or the NAV per share of any class of Surviving Fund Shares during the twelve-month period preceding the date hereof and preceding the Closing Date, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.
u)	The minute books and other similar records of the Surviving Fund as made available to the Reorganizing Fund prior to the execution of this Agreement contain a true and complete record of all material actions taken at all meetings and by all written consents in lieu of meetings of the shareholders of the Surviving Fund, the Surviving Fund’s Board and committees of the Surviving Fund’s Board. The stock transfer ledgers and other similar records of the Surviving Fund as made available to the Reorganizing Fund prior to the execution of this Agreement, and as existing on the Closing Date, accurately reflect all material record transfers prior to the execution of this Agreement, or the Closing Date, as applicable, in the Surviving Fund Shares.
v)	The Surviving Fund has maintained, or caused to be maintained on its behalf, all books and records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder in all material respects.

4.3       REPRESENTATIONS OF WHITNEY BANK. Whitney Bank represents and warrants to the Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, and [Surviving Fund Registrant, on behalf of ]the Surviving Fund, as follows:

a)	Whitney Bank is a Mississippi state chartered bank duly formed, validly existing and in good standing under the laws of the State of Mississippi and has power to own all of its properties and assets and to carry out its obligations under this Agreement.
b)	The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Whitney Bank. Subject to the due authorization, execution and delivery of this Agreement by the other parties to this Agreement, this Agreement constitutes a valid and binding obligation of Whitney Bank, enforceable in accordance with its terms against Whitney Bank, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.
c)	From the effective date of the Registration Statement (as defined in paragraph 5.6), through the time of the meeting of the shareholders of the Reorganizing Fund and on the Closing Date, any written information furnished by Whitney Bank with respect to Whitney Bank for use in the Proxy Materials (as defined in paragraph 5.6), or any other materials provided in connection with the Reorganization, including specific written responses to due diligence questions provided in connection with the Reorganizing Fund’s or Surviving Fund’s Board meeting to approve this Agreement, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

ARTICLE V

COVENANTS OF THE SURVIVING FUND AND THE REORGANIZING FUND

5.1       OPERATION IN ORDINARY COURSE. The Surviving Fund and the Reorganizing Fund will each operate its respective business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include customary dividends and shareholder purchases and redemptions.

5.2       INVESTMENT REPRESENTATION. The Reorganizing Fund covenants that the Surviving Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.

5.3       ADDITIONAL INFORMATION. The Reorganizing Fund will provide reasonable assistance to the Surviving Fund in obtaining such information as the Surviving Fund reasonably requests concerning the beneficial ownership of the Reorganizing Fund Shares.

5.4       FURTHER ACTION. Subject to the provisions of this Agreement, the Surviving Fund and the Reorganizing Fund will each take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.

5.5       STATEMENT OF EARNINGS AND PROFITS. As promptly as practicable, but in any case within sixty days after the Closing Date, the Reorganizing Fund shall furnish the Surviving Fund, in such form as reasonably mutually acceptable to the Surviving Fund and the Reorganizing Fund, a statement of the earnings and profits of the Reorganizing Fund for federal income tax purposes that will be carried over by the Surviving Fund as a result of Section 381 of the Code, and which will be certified by the Reorganizing Fund Registrant’s Treasurer.

5.6       PREPARATION OF REGISTRATION STATEMENT AND SCHEDULE 14A PROXY STATEMENT. The [Surviving Fund] [Surviving Fund Registrant] will prepare and file with the Commission a registration statement on Form N-14 relating to the Surviving Fund Shares to be issued to shareholders of the Reorganizing Fund (the “Registration Statement”). The Registration Statement on Form N-14 shall include a proxy statement and a prospectus and a statement of additional information of the Surviving Fund relating to the transaction contemplated by this Agreement. The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the registration statement on Form N-14 (the “Proxy Materials”), for inclusion therein, in connection with the meeting of the Reorganizing Fund’s Shareholders to consider the approval of this Agreement and the transactions contemplated herein.

5.7       PRE-CLOSING DIVIDEND. On or before the Closing Date, the Reorganizing Fund shall have declared and paid to its shareholders of record a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing all of the Reorganizing Fund’s investment company taxable income (computed without regard to any deduction for dividends paid), if any, plus the excess, if any, of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all taxable periods or years ending on or before the Closing Date, and all of its net capital gains realized (after reduction for any capital loss carry forward), if any, in all taxable periods or years ending on or before the Closing Date.

5.8       APPROVAL BY SHAREHOLDERS. The Reorganizing Fund Registrant will call a special meeting of the shareholders of the Reorganizing Fund to consider and act upon this Agreement and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.

5.9       VALUATION MATTERS. The Reorganizing Fund Registrant and the [Surviving Fund] [Surviving Fund Registrant] will coordinate with their respective administrators and investment advisers to provide valuation checks to determine whether the use of the Surviving Fund’s valuation procedures, as provided in paragraph 2.1 of this Agreement, will result in material differences in the prices of the portfolio securities of the Reorganizing Fund as compared to the prices of the same portfolio securities determined using the Reorganizing Fund’s valuation procedures, such valuation check to be conducted no later than one month prior to the Closing Date and again within one week of the Closing Date on mutually agreeable dates. In the event that such valuation check reveals material pricing differences, the Reorganizing Fund Registrant and the [Surviving Fund] [Surviving Fund Registrant] will use commercially reasonable efforts to cause their administrators and investment advisers to work together, in good faith, to eliminate such material differences prior to the closing. The [Surviving Fund] [Surviving Fund Registrant] and Reorganizing Fund Registrant each covenants that it will not make any material changes to the Surviving Fund’s or Reorganizing Fund’s (as applicable) valuation procedures prior to the Closing Date without providing the Reorganizing Fund Registrant or the Surviving Fund Registrant (as applicable) with written notice of such changes at least ten days prior to the effective date of such changes.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE REORGANIZING FUND

The obligations of the Reorganizing Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Surviving Fund of all the obligations to be performed by the Surviving Fund pursuant to this Agreement on or before the Closing Date, and, in addition, subject to the following conditions:

6.1       All representations, covenants, and warranties of the Surviving Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Surviving Fund shall have delivered to the Reorganizing Fund a certificate executed in the Surviving Fund’s name by the [Surviving Fund’s] [Surviving Fund Registrant’s] President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Reorganizing Fund and dated as of the Closing Date, to such effect and as to such other matters as the Reorganizing Fund shall reasonably request.

6.2       The [Surviving Fund] [Surviving Fund Registrant] has not made any material changes to the Surviving Fund’s valuation procedures between the date of this Agreement and the Closing Date, except as provided in paragraph 5.9 herein.

6.3       Whitney Bank shall have executed and delivered to the Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, an Assumption of Liabilities dated the Closing Date pursuant to which Whitney Bank will assume the liabilities of the Reorganizing Fund as provided in paragraph 1.3 hereof in connection with the transactions contemplated by this Agreement, to the extent such liabilities relate to periods prior to the confirmation of the closing.

6.4       The Reorganizing Fund shall have received a favorable opinion of K&L Gates LLP, counsel to the Surviving Fund [Registrant], dated the Closing Date, with such assumptions and limitations as shall be in the opinion of such firm appropriate to render the opinions expressed therein, and in a form reasonably satisfactory to the Reorganizing Fund, to the following effect:

a)	This Agreement has been duly authorized, executed and delivered by the [Surviving Fund Registrant, on behalf of the ]Surviving Fund, and assuming the due authorization, execution and delivery of this Agreement by the other parties to this Agreement, is the valid and binding obligation of the [Surviving Fund Registrant and the ]Surviving Fund enforceable against the [Surviving Fund Registrant and the ]Surviving Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.
b)	The execution and delivery of this Agreement by the [Surviving Fund Registrant on behalf of the ]
Surviving Fund did not, and the performance by the [Surviving Fund Registrant and the ]Surviving Fund of their obligations hereunder will not, violate the Surviving Fund[ Registrant]’s Declaration of Trust or Bylaws currently in effect.
c)	The Surviving Fund Shares to be issued for transfer to the Reorganizing Fund's shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and, assuming receipt by the Surviving Fund of the consideration contemplated hereby, fully paid and nonassessable shares in the Surviving Fund, and no shareholder of the Surviving Fund has any preemptive right of subscription or purchase in respect thereof.

Whitney Bank agrees to be responsible for reasonable and documented legal fees associated with the preparation and delivery of the foregoing opinion.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SURVIVING FUND

The obligations of the Surviving Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Reorganizing Fund of all the obligations to be performed by the Reorganizing Fund pursuant to this Agreement, on or before the Closing Date and, in addition, shall be subject to the following conditions:

7.1       Any comments from the Commission’s staff on or in connection with the preliminary or final Registration Statement filed with the Commission shall have been resolved to the reasonable satisfaction of the Surviving Fund and its investment adviser, [Federated Investment Management Company] [Federated MDTA LLC], and such Registration Statement shall have been declared effective and delivered to the shareholders of the Reorganizing Fund as of the record date set forth therein.

7.2       All representations, covenants, and warranties of the Reorganizing Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of such Closing Date. The Reorganizing Fund shall have delivered to the Surviving Fund on such Closing Date a certificate executed in the Reorganizing Fund’s name by the Reorganizing Fund Registrant’s President or Vice President and the Treasurer or Assistant Treasurer, in form and substance satisfactory to the Surviving Fund and dated as of such Closing Date, to such effect and as to such other matters as the Surviving Fund shall reasonably request.

7.3       The Reorganizing Fund Registrant has not made any material changes to the Reorganizing Fund’s valuation procedures between the date of this Agreement and the Closing Date, except as provided in paragraph 5.9 herein.

7.4       Whitney Bank shall have executed and delivered to the Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, an Assumption of Liabilities dated the Closing Date pursuant to which Whitney Bank will assume the liabilities of the Reorganizing Fund as provided in paragraph 1.3 hereof in connection with the transactions contemplated by this Agreement, to the extent such liabilities relate to periods prior to the Confirmation of the Closing.

7.5       The Reorganizing Fund shall have delivered to the Surviving Fund a statement of the Reorganizing Fund’s assets and liabilities, together with a list of the Reorganizing Fund’s portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Reorganizing Fund Registrant.

ARTICLE VIII

FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
SURVIVING FUND AND REORGANIZING FUND

If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Reorganizing Fund or the Surviving Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

8.1       All necessary Board approvals of this Agreement and the transactions contemplated herein shall have been obtained by the Funds in accordance with applicable law and the governing documents of the Reorganizing Fund and Surviving Fund. This Agreement and the transactions contemplated herein, shall have been approved by the requisite vote of the holders of the outstanding shares of the Reorganizing Fund in accordance with the provisions of the Reorganizing Fund Registrant’s Agreement and Declaration of Trust, as amended, and Bylaws. The Reorganizing Fund Registrant shall have delivered to the Surviving Fund reasonable evidence of such approval. Notwithstanding anything herein to the contrary, neither the Surviving Fund nor the Reorganizing Fund may waive the conditions set forth in this paragraph 8.1.

8.2       On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be pending or, to the knowledge of the Reorganizing Fund or the Surviving Fund, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

8.3       All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of State securities authorities, including any necessary “no-action” positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of the Surviving Fund or the Reorganizing Fund, provided that either party hereto may waive any such conditions for itself.

8.4       The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued. The Registration Statement and Proxy Materials shall have been mailed to the shareholders of the Reorganizing Fund consistent with applicable law. To the best knowledge of the parties to this Agreement, no investigation or proceeding relating to the Registration Statement shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5       Any material differences between the prices of the portfolio assets of the Reorganizing Fund determined using the Surviving Fund’s valuation procedures as compared to the prices of the same portfolio assets determined using the Reorganizing Fund’s valuation procedures identified pursuant to paragraph 2.4 of this Agreement have been resolved to the reasonable satisfaction of the parties.

8.6        The Surviving Fund Shares to be delivered to the Reorganizing Fund in accordance with paragraph 1.1 hereof shall be eligible for sale by the Surviving Fund Registrant with the securities commission or agency of each state or other jurisdiction of the United States with which such eligibility is required in order to permit the Surviving Fund Shares lawfully to be delivered to the Reorganizing Fund Shareholders.

8.7       The parties shall have received an opinion of K&L Gates LLP substantially to the effect that for federal income tax purposes:

a)	The transfer of all or substantially all of the Reorganizing Fund’s assets to the Surviving Fund solely in exchange for Surviving Fund Shares (followed by the distribution of Surviving Fund Shares to the Reorganizing Fund Shareholders in dissolution, liquidation and termination of the Reorganizing Fund) will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and the Surviving Fund and the Reorganizing Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code.
b)	No gain or loss will be recognized by the Surviving Fund upon the receipt of the assets of the Reorganizing Fund solely in exchange for Surviving Fund Shares.
c)	No gain or loss will be recognized by the Reorganizing Fund upon the transfer of the Reorganizing Fund’s assets to the Surviving Fund solely in exchange for Surviving Fund Shares or upon the distribution (whether actual or constructive) of Surviving Fund Shares to Reorganizing Fund Shareholders in exchange for their Reorganizing Fund Shares.
d)	No gain or loss will be recognized by any Reorganizing Fund Shareholder upon the exchange of its Reorganizing Fund Shares for Surviving Fund Shares (including fractional shares to which they may be entitled).
e)	The aggregate tax basis of the Surviving Fund Shares received by each Reorganizing Fund Shareholder pursuant to the Reorganization (including fractional shares to which they may be entitled) will be the same as the aggregate tax basis of the Reorganizing Fund Shares held by such Reorganizing Fund Shareholder immediately prior to the Reorganization. The holding period of Surviving Fund Shares received by each Reorganizing Fund Shareholder (including fractional shares to which they may be entitled) will include the period during which the Reorganizing Fund Shares exchanged therefor were held by such shareholder, provided the Reorganizing Fund Shares are held as capital assets at the time of the Reorganization.
f)	The tax basis of the Reorganizing Fund’s assets acquired by the Surviving Fund will be the same as the tax basis of such assets to the Reorganizing Fund immediately prior to the Reorganization. The holding period of the assets of the Reorganizing Fund in the hands of the Surviving Fund will include the period during which those assets were held by the Reorganizing Fund pursuant to Section 1223(2) of the Code.
g)	The Surviving Fund will succeed to and take into account, as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the Treasury Regulations), the items of the Reorganizing Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code.

Such opinion shall be based on customary assumptions and such representations as K&L Gates LLP may reasonably request, and the Reorganizing Fund and Surviving Fund will cooperate to make and certify the accuracy of such representations. The foregoing opinion may state that no opinion is expressed as to the effect of the Reorganization on the Surviving Fund, the Reorganizing Fund or any Reorganizing Fund Shareholder with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting. Notwithstanding anything herein to the contrary, neither the Surviving Fund nor the Reorganizing Fund may waive the conditions set forth in this paragraph 8.7.

ARTICLE IX

EXPENSES

The Reorganizing Fund and the Surviving Fund will not bear any expenses associated with their participation in the Reorganization, except as contemplated in this Article IX. [Federated Investment Management Company] [MDTA LLC] or its affiliates (collectively, “Federated”), and/or Whitney Bank or its affiliates, will bear certain expenses associated with Reorganizing Fund’s and Surviving Fund’s participation in the Reorganization as agreed to between them. Such reorganization expenses include: (a) expenses associated with the preparation and filing of the Proxy Materials; (b) postage; (c) printing; (d) accounting fees; (e) legal and accounting fees incurred in connection with the preparation of the Proxy Materials; (f) solicitation and tabulation costs of the transaction; and (g) other related administrative or operational costs. The Surviving Fund shall bear expenses associated with the qualification of Surviving Fund Shares for sale in the various states. In addition, to the extent that any transition of portfolio securities is required in connection with the Reorganization, the Funds may incur transaction expenses associated with the sale and purchase of portfolio securities. The Funds shall be responsible for their respective transaction expenses associated with the sale and purchase of portfolio securities.

ARTICLE X

ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

10.1       Except with respect to the Non-Disclosure Agreement among the Reorganizing Fund Registrant, Federated Investors, Inc., and the [Surviving Fund] [Surviving Fund Registrant] dated October 19, 2016, the [Surviving Fund] [Surviving Fund Registrant, on behalf of the Surviving Fund], and the Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, agree that neither party has made to the other party (and each party hereby disclaims the existence and veracity of) any representation, warranty covenant, statement and/or understanding (including, without limitation, regarding assets, economics, compliance or other matters) not set forth herein, and that this Agreement constitutes the entire agreement between the Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, and the [Surviving Fund] [Surviving Fund Registrant, on behalf of the Surviving Fund] (for purposes of this paragraph 10.1, the “Parties”), and supersedes any prior representation, warranty, covenant, statement and/or understanding between the Parties with respect to the Reorganization.

10.2       Except as specified in the next sentence set forth in this paragraph 10.2, as between the parties to this Agreement, the representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement, shall not survive the consummation of the transactions contemplated hereunder. The representations in paragraphs 4.1(r), 4.2(n) and 4.3(c) and the covenants to be performed after the Closing Date shall continue in effect beyond the consummation of the transactions contemplated hereunder.

ARTICLE XI

TERMINATION

This Agreement may be terminated by the mutual agreement of the [Surviving Fund] [Surviving Fund Registrant] and the Reorganizing Fund Registrant. In addition, either the [Surviving Fund] [Surviving Fund Registrant] or the Reorganizing Fund Registrant may at its option terminate this Agreement at or before the Closing Date due to:

a)	a breach by the other of any representation, warranty, or agreement contained herein to be performed at or before the Closing Date, if not cured within 30 days or, if earlier, the Closing Date;
b)	a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or
c)	a determination by a party’s Board, as appropriate, that the consummation of the transactions contemplated herein is not in the best interest of the Reorganizing Fund Registrant or the [Surviving Fund] [Surviving Fund Registrant], respectively, and notice given to the other party hereto.

In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of any of the Surviving Fund, the Surviving Fund Registrant, the Reorganizing Fund, the Reorganizing Fund Registrant, or their respective Directors/Trustees or their respective officers or Whitney Bank, its affiliates, trustees or officers.

ARTICLE XII

AMENDMENTS

This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Reorganizing Fund Registrant, on behalf of the Reorganizing Fund, the [Surviving Fund] [Surviving Fund Registrant], on behalf of the Surviving Fund], and as specifically authorized by their respective Boards, and the officers of Whitney Bank; no such amendment may have the effect of changing the provisions for determining the number of Surviving Fund Shares to be issued to the Reorganizing Fund Shareholders under this Agreement to the detriment of such Reorganizing Fund Shareholders without further approval of the Reorganizing Fund Shareholders, [Surviving Fund] [Surviving Fund Registrant], Reorganizing Fund Registrant, and Whitney Bank.

ARTICLE XIII

HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
LIMITATION OF LIABILITY

13.1       The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.2       This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. A facsimile or electronic (e.g., PDF) signature of an authorized officer of a party hereto on this Agreement and/or any transfer document shall have the same effect as if executed in the original by such officer.

13.3       This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

13.4       This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, trust, or entities other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

13.5       If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

13.6       Any public announcements or similar publicity with respect to this Agreement or the transactions contemplated herein will be made at such time and in such manner as the parties mutually shall agree, provided that nothing herein shall prevent either party from making such public announcements as may be required by applicable law, in which case the party issuing such statement or communication shall advise the other party prior to such issuance.

13.7       Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the [Surviving Fund] [Surviving Fund Registrant] at 4000 Ericsson Drive, Warrendale, PA 15086-7561, Attention: Chief Legal Officer, the Reorganizing Fund Registrant at The Advisors’ Inner Circle Fund II, c/o SEI Corporation, One Freedom Valley Drive, Oaks, PA 19456, Attention: Legal Department, or Whitney Bank at 2510 14th Street, 3rd Floor, Gulfport, Mississippi 39502, Attention: General Counsel.

13.8        It is expressly agreed that the obligations of the Parties hereunder shall not be binding upon any of the [Directors] [Trustees], shareholders, nominees, officers, agents, or employees of the Parties personally, but shall bind only the property of the respective Party. The execution and delivery of this Agreement by authorized officers of the Parties shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the respective Parties. The obligations of the Reorganizing Fund Registrant under this Agreement are binding only upon the assets and property belonging to the Reorganizing Fund and the obligations of the Surviving Fund [Registrant] are binding only upon the assets and property belonging to the Surviving Fund.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

[FEDERATED TOTAL RETURN SERIES, INC.

on behalf of its portfolio,
Federated Total Return Bond Fund]

[FEDERATED EQUITY FUNDS

On behalf of its portfolio,

Federated Kaufmann Large Cap Fund]

[FEDERATED MDT STOCK TRUST]

By:

Name: John W. McGonigle

Title: Secretary

[THE ADVISORS’ INNER CIRCLE FUND II

on behalf of its portfolio,
Hancock Horizon Core Bond Fund]

[THE ADVISORS’ INNER CIRCLE FUND II

on behalf of its portfolio,
Hancock Horizon Growth Fund]

[THE ADVISORS’ INNER CIRCLE FUND II

on behalf of its portfolio,
Hancock Horizon Value Fund]

By:

Name:

Title:

WHITNEY BANK

for purposes of paragraphs 1.3, 3.3, 3.5 and 4.3, and

Articles VI, IX, XII and XIII only

By:

Name:

Title: